Exhibit 2.3

BY-LAWS

OF

FIDELITY FEDERAL BANCORP

ARTICLE I
General

Section 1.            Name. The name of the corporation is Fidelity Federal Bancorp ("Corporation").

Section 2.            Registered Office and Registered Agent. The street address of the Registered Office of the Corporation is 400 S. Rampart Blvd., Suite 400, Las Vegas, Nevada 89145 and the name of the Corporation's initial Registered Agent at that office is Kolesar & Leatham, Chtd. The Registered Agent shall maintain at the Registered Office:

(a)            A copy of the Corporation’s Articles of Incorporation, and all amendments thereto certified by the Secretary of State;

(b)            A copy certified by an officer of the Corporation of its By-Laws and all amendments thereto; and

(c)            A stock ledger or duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, if known, and the number of shares of stock held by them respectively. In lieu of the stock ledger or duplicate stock ledger, the agent may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger is kept.

Section 3.            Seal. Unless otherwise required by law, the Corporation shall not be required to use a seal. If the Board of Directors of the Corporation determines that the Corporation shall use a seal, the seal shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the words "Fidelity Federal Bancorp" and about the lower periphery thereof the word "Nevada". In the center of the seal shall appear the word "Seal".

ARTICLE II
Fiscal Year

The fiscal year of the Corporation shall begin each year on the first day of January and end on the last day of December.

ARTICLE III
Capital Stock

Section 1.            Number of Shares and Classes of Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue shall be as set forth in the Corporation's Articles of Incorporation from time to time. Subject to the provisions in the Articles of Incorporation regarding cumulative voting for directors, the capital stock shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon dissolution.

Section 2.            Consideration for Shares. The shares of stock of the Corporation shall be issued or sold in such manner and for such amount of consideration, received or to be received, as may be fixed from time to time by the Board of Directors. Upon payment of the consideration fixed by the Board of Directors, such shares of stock shall be fully paid and nonassessable.

Section 3.            Payment for Shares. The consideration determined by the Board of Directors to be required for the issuance of shares of capital stock of the Corporation may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation.

If the Board of Directors authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the stockholders the number of shares authorized to be so issued with or before the notice of the next stockholders' meeting.

The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the note is not paid, or the benefits are not received, the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part.

When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services received as consideration. or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive.

Section 4.            Certificate for Shares. Each holder of capital stock of the Corporation shall be entitled to a stock certificate, signed by the President or a Vice President and the Secretary or any Assistant Secretary of the Corporation, stating the name of the registered holder, the number of shares represented by such certificate, and that such shares are fully paid and nonassessable, provided, that if such shares are not fully paid, the certificates shall be legibly stamped to indicate the percent which has been paid, and as further payments are made, the certificate shall be stamped accordingly.

If the Corporation is authorized to issue shares of more than one class, every certificate shall state the kind and class of shares represented thereby, and the relative rights, interests, preferences and restrictions of such class, or a summary thereof; provided, that such statement may be omitted from the certificate if it shall be conspicuously set forth upon the face or back of the certificate that such statement, in full, will be furnished by the Corporation to any stockholder upon written request and without charge.

Section 5.            Facsimile Signatures. If a certificate is countersigned by the written signature of a transfer agent other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. If a certificate is countersigned by the written signature of a registrar other than the Corporation or its employee, the signatures of the transfer agent and the officers of the Corporation may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue.

Section 6.            Transfer of Shares. The shares of capital stock of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney or accompanied by proper evidence of succession, assignment or authority to transfer.

The Corporation may impose restrictions on the transfer or registration of transfer of capital stock of the Corporation by means of these By-laws, the Articles of Incorporation, or by an agreement with stockholders. Stockholders may agree between themselves to impose a restriction on the transfer or registration of transfer of shares. A restriction which is authorized by Title 7, Chapter 78 of the Nevada Revised Statutes and which has its existence noted conspicuously on the front or back of the Corporation's stock certificate is valid and enforceable against the holder or a transferee of the holder of the Corporation's stock certificate. If noted on the certificate the restriction is enforceable against a person without knowledge of the restriction.

Section 7.            Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 9 of this Article III.

Section 8.            Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and a registrar for each class of capital stock of the Corporation and may require all certificates representing such shares to bear the signature of such transfer agent and registrar. Stockholders shall be responsible for notifying the transfer agent and registrar for the class of stock held by such stockholder in writing of any changes in their addresses from time to time, and failure so to do shall relieve the Corporation, its stockholders, directors, officers, transfer agent and registrar of liability for failure to direct notices, dividends, or other documents or property to an address other than the one appearing upon the records of the transfer agent and registrar of the Corporation.

Section 9.            Lost, Stolen or Destroyed Certificates. The Corporation may cause a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum and in such form as it may direct to indemnify against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate. The Corporation, in its discretion, may authorize the issuance of such new certificates without any bond when, in its judgment, it is proper to do so.

Section 10.          Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of such shares to receive dividends, to vote as such owner, to hold liable for calls and assessments, and to treat as owner in all other respects, and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE IV

Meetings of Stockholders

Section 1.            Place of Meeting; Conference Telephone Meetings. Meetings of stockholders of the Corporation shall be held at such place, within or without the State of Nevada, as may from time to time be designated by the Board of Directors, or as may be specified in the notices or waivers of notice of such meetings. A stockholder may participate in a stockholders' meeting by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participating by these means constitutes presence in person at the meeting.

Section 2.            Annual Meeting. The annual meeting of stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on such day and at such time within six (6) months following the close of the Corporation's fiscal year as the Board of Directors may set by resolution. Failure to hold the annual meeting within such time period shall not work any forfeiture or a dissolution of the Corporation, and shall not affect otherwise valid corporate acts.

Section 3.            Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Board of Directors or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request of stockholders holding of record not less than one-fourth of all the shares outstanding and entitled by the Articles of Incorporation to vote on the business for which the meeting is being called. Such request by the stockholders shall be in writing, signed by all of such stockholders (or their duly authorized proxies), dated and delivered to the Corporation's secretary.

Section 4.            Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, and in case of a special meeting, or when required by any other provision of Title 7, Chapter 78 of the Nevada Revised Statutes , or of the Articles of Incorporation, as now or hereafter amended, or these By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the officers or persons calling the meeting, to each stockholder of record entitled by the Articles of Incorporation, as now or hereafter amended, and by Title 7, Chapter 78 of the Nevada Revised Statutes to vote at such meeting, at such address as appears upon the records of the Corporation, at least ten (10) days and no more than sixty (60) days before the date of the meeting. Notice of any such meeting may be waived in writing by any stockholder, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any such meeting in person, or by proxy, shall constitute a waiver of notice of such meeting. Each stockholder, who has in the manner above provided waived notice of the stockholders' meeting, or who personally attends a stockholders' meeting, or is represented thereat by a proxy authorized to appear by an instrument of proxy, shall be conclusively presumed to have been given due notice of such meeting. Notice of any adjourned meeting of stockholders shall not be required to be given if the time and place thereof are announced at the meeting at which the adjournment is taken, except as may be expressly required by law.

Section 5.            Addresses of Stockholders. The address of any stockholder appearing on the records of the Corporation or appearing on the records maintained by the Transfer Agent if the Corporation has appointed a Transfer Agent shall be deemed to be the latest address of such stockholder for the class of stock held by such stockholder.

Section 6.            Voting at Meetings.

(a)            Quorum. The holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business, except where otherwise provided by law, the Articles of Incorporation or these By-Laws. In the absence of a quorum, any officer entitled to preside at, or act as secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting, but only those stockholders entitled to vote at the original meeting shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board of Directors for the adjourned meeting.

(b)            Voting Rights. Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every stockholder shall have the right at every stockholders' meeting to one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the date for the determination of stockholders entitled to vote, on all matters coming before the meeting including the election of directors. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy executed in writing by the stockholder or a duly authorized attorney-in-fact and bearing a date not more than eleven months prior to its execution, unless a longer time is expressly provided therein.

(c)            Required Vote. When a quorum is present at any meeting, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action unless Title 7, Chapter 78 of the Nevada Revised Statutes or the Articles of Incorporation require a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

(d)            Validity of a Vote, Consent, Waiver or Proxy Appointment. If the name on a vote, consent, waiver, or proxy appointment corresponds to the name of a stockholder, the Corporation if acting in good faith may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the stockholder. The Corporation may reject a vote, consent, waiver, or proxy appointment if the authorized tabulation officer, acting in good faith, has a reasonable basis for doubt about the validity of the signature, or the signatory's authority. If so accepted or rejected, the Corporation and its officer are not liable in damages to the stockholder for any consequences of the rejection. Any of the Corporation's actions based on an acceptance or rejection of a vote, consent, waiver or proxy appointment under this Section is valid unless a court of competent jurisdiction determines otherwise.

Section 7.            Voting List. The transfer agent (or, if the Corporation has no transfer agent, the Secretary) of the Corporation shall make before each meeting of stockholders, a complete list of the stockholders entitled by the Articles of Incorporation, as now or hereafter amended, to vote at such meeting, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each stockholder. Such list shall be produced and kept open at the time and place of the meeting of stockholders and subject to the inspection of any stockholder during the holding of such meeting.

Section 8.            Fixing of Record Date to Determine Stockholders Entitled to Vote. The Board of Directors may prescribe a period not exceeding seventy (70) days prior to meetings of the stockholders, during which no transfer of stock on the books of the Corporation may be made; or, in lieu of prohibiting the transfer of stock may fix a day and hour not more than seventy (70) days prior to the holding of any meeting of stockholders as the time as of which stockholders entitled to notice of, and to vote at, such meeting shall be determined, and all persons who are holders of record of voting stock at such time, and no others, shall be entitled to notice of, and to vote at, such meeting. In the absence of such a determination, such date and time shall be the close of business on the tenth (10th) day prior to the date of such meeting. Any determination of stockholders entitled to notice of or to vote at a stockholders meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which is only required if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 9.            Stockholder Nominations for Election of Directors or Proposals For New Business. Any stockholder desiring to make a nomination for the election of directors at the annual meeting of the stockholders must submit written notice thereof to the Secretary of the Corporation not less than sixty (60) days prior to the date of such meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of such meeting is given or made to stockholders, notice by the stockholder to the Corporation, to be timely, must be so received not later than the close of business on the 10th day following the day on which notice by the Corporation of the date of such meeting was mailed to stockholders or such public disclosure was made.

Section 10.          Consent Action by Stockholders. Any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting, and without prior notice, if one (1) or more written consents setting forth the action taken are signed by the holders of outstanding shares having at least the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Unless the consent specifies a different prior or subsequent effective date, action taken by written consent under this section is effective when written consents signed by sufficient stockholders to take the action are delivered to the Corporation. If action is taken by written consent under this section, the Corporation shall give its nonvoting stockholders, in the event Title 7, Chapter 78 of the Nevada Revised Statutes requires that notice of a proposed action be given to nonvoting stockholders, and its nonconsenting voting stockholders, written notice of the action not more than ten (10) days after written consents sufficient to take the action have been delivered to the Corporation; provided, however, such notice requirements shall not delay the effectiveness of any actions taken by written consent under this section and a failure to comply with such notice requirements shall not invalidate any actions taken by written consent under this section. Any such notice must reasonably describe the action taken and contain or be accompanied by the same material that, under any provision of Title 7, Chapter 78 of the Nevada Revised Statutes , would have been required to be sent to its nonvoting stockholders or, in the context of nonconsenting voting stockholders, its voting stockholders, in a notice of a meeting at which the proposed action would have been submitted to the stockholders for action.

ARTICLE V
Board of Directors

Section 1.            Election, Number and Term of Office. Directors shall be elected at the annual meeting of stockholders, or, if not so elected, at a special meeting of stockholders called for that purpose, by the holders of the shares of stock entitled by the Articles of Incorporation to elect directors.

The number of directors of the Corporation to be elected by the holders of the shares of stock entitled by the Articles of Incorporation to elect directors shall be nine (9) unless changed by amendment of this section.

All directors elected by the holders of such shares, except in the case of earlier resignation, removal or death, shall hold office until their respective successors are chosen and qualified. Directors need not be stockholders of the Corporation.

Section 2.            Vacancies. Any vacancy occurring on the Board of Directors caused by resignation, death or other incapacity shall be filled by a majority vote of the remaining members of the Board of Directors, until the annual meeting of the stockholders at which the term of the class of the director whose vacancy the new director is filling expires. If the vote of the remaining members of the Board shall result in a tie, such vacancy, at the discretion of the Board of Directors, may be filled by vote of the stockholders at a special meeting called for that purpose. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Any vacancy on the Board of Directors caused by an increase in the number of directors shall be filled by a majority vote of the members of the Board of Directors, and such new director's term may expire at the annual meeting of any of the three classes of directors as may be determined by the directors who elect such new director, the intent being to elect as nearly as possible one-third (1/3) of the members of the Board of Directors each year.

Section 3.            Annual Meeting of Directors. The Board of Directors shall meet each year immediately after the annual meeting of the stockholders, at the place where such meeting of the stockholders has been held either within or without the State of Nevada, for the purpose of organization, election of officers, and consideration of any other business that may properly come before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

Section 4.            Regular Meetings. Regular meetings of the Board of Directors, if any, shall be held at such times and places, either within or without the State of Nevada, as may be fixed by the directors. Such regular meetings of the Board of Directors may be held without notice or upon such notice as may be fixed by the directors.

Section 5.            Special Meetings. Special meetings of the Board of Directors may be called by the President or by not less than a majority of the members of the Board of Directors. Notice of the time and place, either within or without the State of Nevada, of a special meeting shall be served upon or telephoned to each director at least twenty-four hours, or sent by mail, telegraph, cable, telecopy or over-night courier to each director at his usual place of business or residence at least forty-eight hours prior to the time of the meeting. Directors, in lieu of such notice, may sign a written waiver of notice either before the time of the meeting, at the meeting or after the meeting. Attendance by a director in person at any such special meeting shall constitute a waiver of notice.

Section 6.            Conference Telephone Meetings. A member of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation by these means constitutes presence in person at the meeting.

Section 7.            Quorum. A majority of the actual number of directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, and the act of a majority of the directors present at the meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by Title 7, Chapter 78 of the Nevada Revised Statutes , by the Articles of Incorporation, or by these By-Laws. A director, who is present at a meeting of the Board of Directors or a committee of the Board of Directors, at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken, unless (a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting, (b) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 8.            Consent Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if one (1) or more written consents describing the action taken are signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee, or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different, prior or subsequent effective date.

Section 9.            Removal of Directors. Unless otherwise provided in Articles of Incorporation, any or all members of the Board of Directors may be removed, with or without cause, only by the affirmative vote of a majority of the total number of shares entitled to vote for the election of directors at a meeting called for that purpose.

Section 10.          Resignations. Any director may resign at any time by giving written notice to the Board of Directors, to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11.          Distributions. The Board of Directors shall have power, subject to any restrictions and limitations contained in Title 7, Chapter 78 of the Nevada Revised Statutes or in the Articles of Incorporation, to declare and pay distributions upon the outstanding capital stock of the Corporation to its stockholders as and when they deem expedient.

Section 12.          Fixing of Record Date to Determine Stockholders Entitled to Receive Corporate Benefits. The Board of Directors may fix a record date, declaration date and payment date with respect to any share dividend or distribution to the Corporation's stockholders. If no record date is fixed for the determination of stockholders entitled to receive payment of a distribution, the end of the day on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination.

Section 13.          Interest of Directors in Contracts. Any contract or other transaction between the Corporation and any corporation in which this Corporation owns a majority of the capital stock or between the Corporation and any corporation which owns a majority of the capital stock of the Corporation shall be valid and binding, notwithstanding that the directors or officers of this Corporation are identical or that some or all of the directors or officers, or both, are also directors or officers of such other corporation.

Any contract or other transaction with the Corporation in which a director of the Corporation has a direct or indirect interest is not voidable by the Corporation solely because of the director's interest in the transaction, if any one (1) of the following is true:

(a)            The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction; or

(b)            The material facts of the transaction and the director's interest were disclosed or known to the stockholders entitled to vote and they authorized, approved, or ratified the transaction; or

(c)            The transaction was fair to the Corporation.

A transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors or on the committee who have no direct or indirect interest in the transaction, but it cannot be authorized, approved or ratified by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purposes of this Section. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any transaction if it is otherwise authorized, approved, or ratified as provided in this Section.

Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity in which the director has a direct or indirect interest, may be counted in a vote of stockholders to determine whether to authorize, approve, or ratify a conflict of interest transaction under Subsection (b).

For purposes of this Section, a director of the Corporation has an indirect interest in a transaction if:

(i)             Another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction; or

(ii)            Another entity of which the director is a director, officer or trustee is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.

This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

Section 14.          Committees. The Board of Directors may, by resolution adopted by a majority of the actual number of directors elected and qualified, from time to time, designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, the Articles of Incorporation, or these By-Laws, may exercise all of the authority of the Board of Directors of the Corporation. The executive committee shall act as the nominating committee for selecting the nominees for election as directors of the Corporation. However, no such committee has the authority to (a) authorize distributions (except a committee may authorize or approve a reacquisition of shares if done according to a formula or method, or within a range, prescribed by the Board of Directors), (b) approve or propose to stockholders action that Title 7, Chapter 78 of the Nevada Revised Statutes requires to be approved by stockholders, (c) fill vacancies on the Board of Directors or any of its committees, (d) amend the Articles of Incorporation, (e) adopt, amend or repeal the By-laws, (I) approve a plan of merger not requiring stockholder approval, or (g) authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except the Board of Directors may authorize a committee to take the action described in this subsection within limits prescribed by the Board of Directors. No member of any such committee shall continue to be a member thereof after he ceases to be a director of the Corporation.

ARTICLE VI
Officers

Section 1.            Principal Officers. The principal officers of the Corporation shall be a Chairman of the Board, a Vice Chairman, a President, a Treasurer, a Secretary, and such Vice Presidents as may be determined from time to time by the Board of Directors. The Corporation may also have, at the discretion of the Board of Directors, such other subordinate officers as may be appointed in accordance with the provisions of these By-Laws. The same individual may hold more than one office at any time, and a single individual may hold all of the offices at any time.

Section 2.            Election and Term of Office. The principal officers of the Corporation shall be chosen annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor shall have been duly chosen and qualified, or until his death, or until he shall resign, or shall have been removed in the manner hereinafter provided.

Section 3.            Removal. Any principal officer may be removed, either with or without cause, at any time, by resolution adopted at any meeting of the Board of Directors by a majority of the actual number of directors elected and qualified from time to time.

Section 4.            Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article VI, the Corporation may have one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, may be removed with or without cause, have such authority, and perform such duties as the President, or the Board of Directors, may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 5.            Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.            Vacancies. Any vacancy in any office for any cause may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office for such term.

Section 7.            Chairman of the Board. The Chairman of the Board, who shall be chosen from among the directors, shall preside at all meetings of stockholders and at all meetings of the Board of Directors. He shall perform such other duties and have such other powers as, from time to time, may be assigned to him by the Board of Directors.

Section 8.            Vice Chairman. The Vice Chairman, who shall be chosen from among the directors, shall, in the absence of the Chairman of the Board preside at all meetings of stockholders and at all meetings of the Board of Directors. He shall perform such other duties and have such other powers as, from time to time, may be assigned to him by the Board of Directors.

Section 9.            President. The President shall be the chief executive officer of the Corporation and as such shall have general supervision of the affairs of the Corporation, subject to the control of the Board of Directors. He shall be an ex officio member of all standing committees. Subject to the control and direction of the Board of Directors, the President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. In general, he shall perform all duties and have all the powers incident to the office of President, as herein defined, and all such other duties and powers as, from time to time, may be assigned to him by the Board of Directors. In performing all the duties incident to the office of President, the President shall report directly to the executive committee and chairman of the executive committee.

Section 10.          Vice Presidents. The Executive Vice Presidents, if one or more has been appointed, and then the Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President and Executive Vice President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time assign.

Section 11.          Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors. He shall upon request exhibit at all reasonable times his books of account and records to any of the directors of the Corporation during business hours at the office of the Corporation where such books and records shall be kept; shall render upon request by the Board of Directors a statement of the condition of the finances of the Corporation at any meeting of the Board of Directors or at the annual meeting of the stockholders; shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; and in general, shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

Section 12.          Secretary. The Secretary shall keep or cause to be kept in the books provided for that purpose the minutes of the meetings of the stockholders and of the Board of Directors; shall duly give and serve all notices required to be given in accordance with the provisions of these By-Laws and by Title 7, Chapter 78 of the Nevada Revised Statutes ; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the President or the Board of Directors.

Section 13.          Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any subordinate officers may be fixed by the President.

Section 14.          Voting Corporation's Securities. Unless otherwise ordered by the Board of Directors, the

President and Secretary, and each of them, are appointed attorneys and agents of the Corporation, and shall have full power and authority in the name and on behalf of the Corporation, to attend, to act, and to vote all stock or other securities entitled to be voted at any meetings of security holders of corporations, or associations in which the Corporation may hold securities, in person or by proxy, as a stockholder or otherwise, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present, or to consent in writing to any action by any such other corporation or association. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE VII
Amendments

The power to make, alter, amend, or repeal these By-Laws is vested in the Board of Directors, but the affirmative vote of a majority of the actual number of directors elected and qualified, from time to time, shall be necessary to effect any alteration, amendment or repeal of these By-Laws.